Exhibit 10.32

AVENZO THERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of [  ] by and between Avenzo Therapeutics, Inc., a Delaware corporation (the “Company”) and [  ] (“Purchaser”). Certain capitalized terms used below are defined in the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

Total shares of Stock purchased:	[ ] shares of Common Stock of the Company (the “Stock”)
Purchase Price per share:	$0.0001
Total Purchase Price:	$[ ]
Form of Payment:	Cash: $[ ]

Vesting Schedule:

[  ] shares of the Stock (the “Unvested Shares”) are subject to the Repurchase Option as of the date of this Agreement. On the date 12 months from [  ] (the “Vesting Anniversary Date”), 12/48ths of the Unvested Shares will vest and be released from the Repurchase Option; thereafter, 1/48th of the Unvested Shares will vest and be released from the Repurchase Option on a monthly basis on the same day of the month as the Vesting Anniversary Date (or if there is no corresponding day, on the last day of the month), until all the Unvested Shares are released from the Repurchase Option (provided in each case that Purchaser remains a Service Provider as of the date of such release).

Adjustment of Total shares of Stock Purchased:

The number of shares of Stock shall be subject to a downward adjustment at the last closing of the Company’s next equity financing in which it issues shares of its preferred stock (the “Next Equity Financing”) to reach the target percentage of [   ]% (the “Target Percentage”) of the Company’s fully diluted capitalization immediately following the last closing of the Next Equity Financing. Any such downward adjustment shall be effectuated by an automatic repurchase by the Company (the “Downward Adjustment Repurchase”) of the number of shares of Stock required to ensure that the remaining shares of Stock represent the Target Percentage of the Company’s fully diluted capitalization immediately following the last closing of the Next Equity Financing (the “Downward Adjustment Shares”). If the Downward Adjustment Repurchase is automatically triggered, the Company shall pay the Purchaser an amount equal to the Purchase Price per share for each of the Downward Adjustment Shares being repurchased, and such Downward Adjustment Repurchase shall be made pursuant to a stock repurchase agreement in a form acceptable to the Company. In addition, the Repurchase Option, and the rate of the lapse of the Repurchase Option, shall be proportionately adjusted to account for any Downward Adjustment Repurchase. For purposes of determining any downward adjustment pursuant to this paragraph, any shares of the Company’s preferred stock held by Purchaser (or held by a family member, a trust created for the benefit of Purchaser or a family member or an entity affiliated with Purchaser or that Purchaser would otherwise be deemed to have beneficial ownership of as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) will not be included in the numerator (but will be included in the denominator) in calculating Purchaser’s Target Percentage on a fully diluted capitalization basis following the Next Equity Financing.

Common Stock Purchase Agreement

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Acceleration Provision:

If within three months before or 12 months following a Change in Control, (i) Purchaser’s services in all capacities as a Service Provider are involuntarily terminated without Cause, or (ii) Purchaser resigns Purchaser’s service in all capacities as a Service Provider for Good Reason, and in either case other than as a result of death or disability, and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), the Repurchase Option will lapse as to 100% of the Unvested Shares and such Unvested Shares will immediately become fully vested.

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Common Stock Purchase Agreement

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Additional Terms/Acknowledgements: The undersigned Purchaser acknowledges receipt of, and understands and agrees to, this Common Stock Purchase Agreement, including the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

COMPANY:

Avenzo Therapeutics, Inc.

By:
Name:
Title:

E-mail:

Address:

PURCHASER:

[ ]

(Signature)

E-mail:

Address:

Common Stock Purchase Agreement

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EXHIBIT A

TERMS AND CONDITIONS INCORPORATED INTO

COMMON STOCK PURCHASE AGREEMENT

1. Purchase and Sale of Stock. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares of Stock for the consideration set forth in the cover page to this Agreement. The closing of the transactions contemplated by this Agreement, including payment for and delivery of the Stock, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 under the Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

(f) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(g) Purchaser acknowledges that Purchaser has read all tax related sections and further acknowledges Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of common stock under this Agreement.

Exhibit A to Common Stock Purchase Agreement

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(h) Purchaser acknowledges and agrees that in making the decision to purchase the common stock under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(i) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. The Purchaser’s subscription and payment for and continued beneficial ownership of the Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3. Restrictive Legends. All certificates representing the Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(d) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION.”

(e) Any legend required by applicable blue sky laws.

4. Market Stand-Off Agreement. Purchaser will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period as the underwriters or the Company will request in order to facilitate compliance with applicable FINRA rules) (the “Lock Up Period”), provided, however, that nothing contained in this Section 4 will prevent the exercise of the Repurchase Option during the Lock Up Period. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested

Exhibit A to Common Stock Purchase Agreement

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by the Company and/or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing provision. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 4 and have the right, power and authority to enforce the provisions hereof as though they were a party to this Agreement. The obligations contained in this Section 4 shall also, if so determined by the Company’s Board of Directors, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Act (or any successor registration form under the Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock) are subject to substantially similar obligations with respect to such Direct Listing.

5. Repurchase Option. The following provisions apply to the Unvested Shares, as provided in the cover page to this Agreement (the “Vesting Provisions”):

(a) Repurchase Option. In the event Purchaser’s relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability), or for no reason, with or without cause, such that after such termination Purchaser is no longer providing services to the Company (or a parent or subsidiary of the Company) as an employee, consultant or advisor (but not services as a member of the Company’s Board of Directors) (a “Service Provider”), then the Company will have an irrevocable option (the “Repurchase Option”) for a period of 120 days after said termination (the “Repurchase Period”) to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, at the lower of (i) the Purchase Price per share as provided in the cover page to this Agreement, or (ii) the Fair Market Value per share of such Unvested Shares as of the date of repurchase (such lower price, the “Option Price”), up to but not exceeding the number of Unvested Shares that have not vested in accordance with the Vesting Provisions as of such termination date. The Repurchase Option will be exercised as provided in Section 5(b). For purposes of the Repurchase Option, the “Fair Market Value” means the value of the Unvested Shares as determined in good faith by the Company’s Board of Directors. The term of the Repurchase Option will be extended to such longer period (A) as may be agreed to by the Company and the Purchaser, or (B) as needed to ensure the stock issued by the Company does not lose its status as “qualified small business stock” under Section 1202 of the Code (as defined below). Purchaser acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time. Further, Purchaser acknowledges and understands that, in the event that the Company repurchases shares, the repurchase price may be less than the price Purchaser originally paid and that Purchaser bears any risk associated with the potential loss in value.

(b) Exercise of Repurchase Option. The Company, or any assignee or assignees of the Company, may exercise the Repurchase Option by giving notice to the holder of the Unvested Shares during the Repurchase Period in writing. Notwithstanding the foregoing, the Company will be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company gives notice to the holder of the Unvested Shares during the Repurchase Period in writing that the Company expressly declines to exercise its Repurchase Option for some or all of the Unvested Shares. Upon exercise of the Repurchase Option, the Company will pay to the holder of the Unvested Shares the Option Price for the Unvested Shares being repurchased. The Company is entitled to pay for any Unvested Shares purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Unvested Shares), or by a combination of both. Upon exercise of the Repurchase Option

Exhibit A to Common Stock Purchase Agreement

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and payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interest in or related to the Unvested Shares, and the Company will have the right to transfer to its own name the Unvested Shares being repurchased by the Company, without further action by Purchaser. The certificate(s) representing the Unvested Shares that have been repurchased by the Company will be delivered to the Company. It is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Unvested Shares and that the Company will, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Unvested Shares.

(c) Adjustments to Unvested Shares. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Unvested Shares will be immediately subject to the Repurchase Option and be included in the meaning of “Unvested Shares” for all purposes of the Repurchase Option with the same force and effect as the Unvested Shares presently subject to the Repurchase Option, but only to the extent the Unvested Shares are, at the time, covered by such Repurchase Option. While the total Option Price will remain the same after each such event, the Option Price of the Unvested Shares upon exercise of the Repurchase Option will be appropriately adjusted.

(d) Corporate Transaction. In the event of (a) an Acquisition (as defined below); or (b) an Asset Transfer (as defined below) ((a) and (b) being collectively referred to in the Agreement as a “Corporate Transaction”), then the Repurchase Option will be assigned by the Company to any successor of the Company (or the successor’s parent) in connection with such Corporate Transaction. To the extent that the Repurchase Option remains in effect following such a Corporate Transaction, it will apply to the new capital stock or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction, but only to the extent the Unvested Shares are at the time covered by such right. Appropriate adjustments will be made to the Option Price per share payable upon exercise of the Repurchase Option to reflect the effect of the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate Option Price will remain the same. For the purposes of this Section 5(d): (i) “Acquisition” means (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; and (ii) “Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(e) Termination of Repurchase Option. Sections 5(a) through 5(d) of this Agreement will terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

(f) Escrow of Unvested Shares. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Unvested Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee, including the person or entity named in Joint Escrow Instructions of the Company and Purchaser attached to this Agreement as Exhibit B and incorporated by this reference (“Joint Escrow Instructions”), as Escrow Agent in this transaction (“Escrow Agent”), one stock assignment duly endorsed (with date and number of shares blank) in the form attached to this Agreement as Exhibit C, together with a certificate or certificates evidencing all Unvested Shares that are subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions, which instructions will also be delivered

Exhibit A to Common Stock Purchase Agreement

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to the Escrow Agent at the closing hereunder. Purchaser acknowledges that the Escrow Agent is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that Escrow Agent is not liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Escrow Agent resigns as Escrow Agent for any or no reason, the Board of Directors of the Company has the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. Purchaser agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary will serve as Escrow Agent pursuant to the terms of this Agreement.

(g) Rights of Purchaser. Subject to the provisions of Sections 5(f), 5(h), 4 and 5(j) in this Agreement, Purchaser will exercise all rights and privileges of a stockholder of the Company with respect to the Unvested Shares deposited in escrow. Purchaser will be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Unvested Shares and for the purpose of exercising any voting rights relating to such Unvested Shares, even if some or all of such Unvested Shares have not yet vested and been released from the Repurchase Option.

(h) Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares while the Unvested Shares are subject to the Repurchase Option. After any Unvested Shares have been released from the Repurchase Option, Purchaser will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares except in compliance with the provisions herein, in the Company’s Bylaws and applicable securities laws. Furthermore, the Unvested Shares will be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws. Purchaser further acknowledges that Purchaser may be required to hold the Common Stock purchased hereunder indefinitely. During the period of time during which the Purchaser holds the Common Stock, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value will be borne by the Purchaser.

(i) Section 83(b) Election. Purchaser understands that, pursuant to Section 83(a) of the Code, the difference between the amount paid for the Unvested Shares and the fair market value of the Unvested Shares as of the date any restrictions on the Unvested Shares lapse will be taxed as ordinary income earned by Purchaser as of the date of such lapse. In this context, “restriction” includes the right of the Company to buy back the Unvested Shares pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Unvested Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase, a form of which has been provided in connection with this Agreement. Even if the fair market value of the Unvested Shares at the time of the execution of this Agreement equals the amount paid for the Unvested Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with Purchaser’s federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors have any obligation or responsibility with respect to such filing. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the purchase of Unvested Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Unvested Shares.

Exhibit A to Common Stock Purchase Agreement

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(j) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Unvested Shares of the Company that have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been so transferred.

(k) No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement will affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.

(l) Parachute Payments.

(i) If any payment or benefit Purchaser would receive pursuant to a Corporate Transaction from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be reduced to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Purchaser’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments and/or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: reduction of current cash payments; reduction of deferred cash payments subject to Code Section 409A; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Purchaser’s stock awards.

(ii) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Corporate Transaction will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group affecting the Corporate Transaction, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(iii) The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company and Purchaser within fifteen (15) calendar days after the date on which Purchaser’s right to a Payment is triggered (if requested at that time by the Company or Purchaser) or such other time as requested by the Company or Purchaser. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it will furnish the Company and Purchaser with an opinion reasonably acceptable to Purchaser that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Company and Purchaser.

Exhibit A to Common Stock Purchase Agreement

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(m) Certain Defined Terms. For purposes of this Agreement, the following defined terms apply:

(i) “Cause” means any of the following: (1) commission of any felony or any crime involving moral turpitude or dishonesty, (2) participation in a fraud or act of dishonesty against the Company, (3) willful and material breach of Purchaser’s duties that has not been cured within 30 days after written notice from the Company’s Board of Directors of such breach, (4) intentional and material damage to the Company’s property, or (5) material breach of Purchaser’s Confidential Information and Inventions Assignment Agreement (if applicable), any agreement between Purchaser and the Company or the Company’s written policies or rules.

(ii) “Change in Control” means (1) a merger or consolidation in which the Company is a constituent party (or in which a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation), other than a merger or consolidation in which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation, or (2) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred, other than the sale by the Company of stock in transactions the primary purpose of which is to raise capital for the Company’s operations and activities, or (3) a sale, lease, exclusive license or other disposition of all or substantially all (as determined by the Board of Directors in its sole discretion) of the assets of the Company other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, exclusive license or other disposition.

(iii) “Good Reason” means any of the following actions taken by the Company or a successor corporation or entity without Purchaser’s consent (unless such action is taken in response to conduct by Purchaser that constitutes Cause): (1) material reduction of Purchaser’s base compensation, other than a reduction that applies generally to all executives and does not exceed 10%; (2) material reduction in Purchaser’s authority, duties or responsibilities; provided, however, that a change in job position (including a change in title) will not be deemed a “material reduction” unless Purchaser’s new authority, duties or responsibilities are materially reduced from the prior authority, duties or responsibilities; and provided, further, that if Purchaser no longer reports to the Board of Directors of the Company or the surviving entity following a Change in Control, such reporting change shall not be deemed to be a “material reduction” in Purchaser’s authority, duties or responsibilities; (3) failure or refusal of a successor to the Company to materially assume the Company’s obligations under this Agreement; or (4) relocation of Purchaser’s principal place of employment that results in an increase in Purchaser’s one-way driving distance by more than 50 miles from Purchaser’s then current principal residence; provided that no relocation will constitute Good Reason if the Purchaser is allowed to continue to provide services remotely (e.g., through telecommuting) at the time of the relocation. In order to resign for Good Reason, the Purchaser must provide written notice of the event giving rise to Good Reason to the Company’s Board of Directors within 30 days after the condition arises, allow the Company 90 days to cure such condition, and if the Company fails to cure the condition within such period, the Purchaser’s resignation from all positions Purchaser then holds with the Company must be effective not later than 30 days after the end of the Company’s cure period.

6. Miscellaneous.

(a) Release. As a condition of receiving the Acceleration Provisions set forth in the cover page to this Agreement to which Purchaser would not otherwise be entitled, Purchaser will execute the Company’s standard form of a release of claims (the “Release”) and permit such Release to become effective in accordance with its terms. Unless the Release is executed by Purchaser and delivered to the Company within the period of time set forth in the Release, and such Release becomes effective, Purchaser will not receive any of the benefits of the Acceleration Provisions provided for under this Agreement.

Exhibit A to Common Stock Purchase Agreement

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(b) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

(c) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Repurchase Option of the Company hereunder will be assignable by the Company at any time or from time to time, in whole or in part.

(d) Attorneys’ Fees. The prevailing party in any suit or action hereunder will be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(e) Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(f) Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(g) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser in any capacity. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(h) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

Exhibit A to Common Stock Purchase Agreement

[  ]

(j) Counterparts. This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[End of Exhibit A to Common Stock Purchase Agreement]

Exhibit A to Common Stock Purchase Agreement

[  ]

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

AVENZO THERAPEUTICS, INC.

JOINT ESCROW INSTRUCTIONS

Secretary

Avenzo Therapeutics, Inc.

[  ]

Ladies and Gentlemen:

As Escrow Agent for both Avenzo Therapeutics, Inc., a Delaware corporation (“Company”) and [  ] (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement dated as of [  ] (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1. In the event Company or an assignee elects to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. This escrow will terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

Joint Escrow Instructions

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6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You are obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You will not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by 10 days advance written notice to the other party hereto.

Joint Escrow Instructions

[  ]

Company:	Avenzo Therapeutics, Inc.
[ ]
Attn: Chief Executive Officer

Purchaser:	[ ]
[ ]

Escrow Agent:	Avenzo Therapeutics, Inc.
[ ]
Attn: Secretary

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You are entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.

17. This instrument is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

18. These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

[Remainder of page intentionally left blank]

Joint Escrow Instructions

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The undersigned have executed this Joint Escrow Instructions as of the date set forth above.

PURCHASER:

[ ]

(Signature)
Address:	[ ]

COMPANY:

Avenzo Therapeutics, Inc.

By:
Name:
Title:

Address:

Escrow Agent:

[ ], Secretary

Joint Escrow Instructions

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Signature Page

EXHIBIT C

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, the undersigned sells, assigns and transfers unto Avenzo Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Common Stock Purchase Agreement, dated [    ], by and between the undersigned and the Company (the “Agreement”) __________________ shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No[s] ________________ and does irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated
	(Leave blank)	[ ]

Instruction: Please do not fill in any blanks other than the signature line. Do not fill in the date line. The purpose of this Assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of the Purchaser.